                            PRIDE INTERNATIONAL, INC.


                           EMPLOYMENT/NON-COMPETITION/
                            CONFIDENTIALITY AGREEMENT


                               JORGE E. ESTRADA M.


                         EFFECTIVE DATE: JANUARY 1, 2002









================================================================================

              EMPLOYMENT/NON-COMPETITION/CONFIDENTIALITY AGREEMENT



DATE:                      January 1, 2002

COMPANY/EMPLOYER:          Pride International, Inc.
                           5847 San Felipe, Suite 3300
                           Houston, Texas 77057

EXECUTIVE/EMPLOYEE:        Jorge E. Estrada M.

         This Agreement is made as of the date first above written and to become effective as herein provided.

                                    PREAMBLE

         WHEREAS, the Company wishes to attract and retain well-qualified key personnel and to assure itself of the continuity of its management;

         WHEREAS, Executive is a Director of the Company with significant responsibilities in the conduct of its business;

         WHEREAS, the Company recognizes that Executive is a valuable resource of the Company and the Company desires to be assured of the continued services of Executive;

         WHEREAS, the Company desires to obtain assurances that Executive will devote his best efforts to the Company and will not enter into competition with the Company in its business as now conducted and to be conducted, or solicit customers or other employees of the Company to terminate their relationships with the Company;

         WHEREAS, Executive is a key employee and Director of the Company and he acknowledges that his talents and services to the Company are of a special, unique, unusual and extraordinary character and are of particular and peculiar benefit and importance to the Company;

         WHEREAS, the Company is concerned that in the event of a possible or threatened change in control of the Company, uncertainties necessarily arise; the Company, therefore, desires to provide Executive assurances as to the continuation of his status and responsibilities in such event;

         WHEREAS, Executive is willing to continue to serve as such but desires assurances that in the event of such a change in control he will continue to have the status and responsibilities he could reasonably expect absent such event and, that in the event this turns out not to be the case, he will have fair and reasonable severance protection on the basis of his service to the Company to that time;

         WHEREAS, different factors affect the Company and Executive under circumstances of regular employment between the Company and the Executive when there is no threat of change in control and/or none has occurred, as opposed to circumstances under which a change in control is rumored, threatened, occurring or has occurred. For this reason this Employment Agreement is primarily in two parts. One part deals with the regular employment of Executive under circumstances whereby no change in control is threatened, occurring or occurred; herein called "Regular Employment". The second part deals with circumstances whereby a change in control is threatened, occurring or has occurred. Other parts of the Agreement deal with matters affecting both Regular Employment and employment following change in control, including non-competition and confidentiality; and

         WHEREAS, Executive is willing to enter into and carry out the Non-Competition and Confidentiality Agreement set forth herein in consideration of the employment agreement set forth herein.


                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows:

I.       PRIOR AGREEMENTS/EMPLOYMENT CONTRACTS.

1.01 Prior Agreements. All prior agreements between the parties, including but not limited to that certain agreement dated February 6, 1997 and its amendment dated September 16, 1999 ("Compensation Agreement") are hereby terminated as of the Effective Date. All obligations of both parties have been fully satisfied under the Compensation Agreement.


II       DEFINITION OF TERMS.

2.01 Company. Company means Pride International, Inc., as the same presently exists, as well as any and all successors, regardless of the nature of the entity or the State or Nation of organization, whether by reorganization, merger, consolidation, absorption or dissolution. For the purpose of the Non-Competition and Confidentiality agreement, Company includes any subsidiary or affiliate of the Company to the extent it is carrying on any portion of the business of the Company or a business similar to that being conducted by the Company.

2.02 Executive/Officer Employee. Executive/Officer/Employee means Jorge E. Estrada M.

2.03 Office/Position/Title. Executive shall be a Company representative for Business Development.

2.04 Effective Date. This Agreement becomes effective and binding as of January 1, 2002.

2.05 Change in Control. The term a "Change in Control" of the Company shall mean, and shall be deemed to have occurred on the date of the first to occur of any of the following:

         a. there occurs a Change in Control of the Company of the nature that would be required to be reported in response to item 6(e) of
               Schedule 14A of Regulation 14A or Item 1 of Form 8(k) promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement, or if neither item remains in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serve similar purposes;

         b. any person (as such term is used in Sections 12(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities in excess of the amount set out in the Company's Rights Agreement dated September 13, 2001, as amended from time to time or/as otherwise modified by the Company's Board of Directors.

         c. the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of Directors shall not constitute a majority of the Board of Directors following such election;

         d. the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation;

         e. the Company shall have sold transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.

2.06 Termination. The term "termination" shall mean termination, prior to the expiration of the Employment Period, of the employment of the Executive with the Company [including death and disability (as described below)] for any reason other than cause (as described below) or voluntary resignation (as described below). Termination includes "Constructive Termination" as described below. Termination includes non-renewal or failure to extend this Agreement at the end of any employment term, except for cause.

         a. The term "disability" means physical or mental incapacity qualifying the Executive for a long-term disability under the Company's long-term disability plan. If no such plan exists on the Effective date of this Agreement, the term "disability" means physical or mental incapacity as determined by a doctor jointly selected by the Executive and the Board of Directors of the Company qualifying the Executive for long-term disability under reasonable employment standards.

         b. The term "cause" means: (i) the failure of the Executive to perform his duties with the Company (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to him by his supervisor which specifically identifies the manner in which he believes he has not substantially performed his duties, (ii) misconduct materially and demonstrably injurious to the Company, (iii) violation of any Company policy including the covenant not to compete (except after termination under the change in Control provisions and confidentiality provisions hereof), or (iv) making a false statement on his employment application or any annual D&O questionnaire which are incorporated herein by reference. The unwillingness of the Executive to accept any change in the nature or scope of his position, authorities or duties or any other reasonable request of the Company in respect of his position, authority, or responsibility may be considered by his supervisor to be a failure to perform by the Executive unless it occurs after a Change in Control. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause for purposes of this Agreement unless and until there shall have been delivered to him a letter setting out the particulars and basis for his termination for cause.

         c. The resignation of the Executive shall be deemed "voluntary" if it is for any reason other than one or more of the following:

               (1) the Executive's resignation or retirement is requested by the Company other than for cause;

               (2) any reduction in the Executive's total compensation or benefits from that provided in the Compensation and Benefits Section hereof;

               (3) the material breach by the Company of any other provision of this Agreement;

               (4) non-renewal or failure to extend any employment term, contrary to the wishes of the Executive.

         Termination that entitles the Executive to the payments and benefits provided in the "Termination payments and Benefits" Section hereof shall not be deemed or treated by the Company as the termination of the Executive's employment or the forfeiture of his participation, award, or eligibility, for the purpose of any plan, practice or agreement of the Company referred to in the Compensation and Benefits Section hereof.

2.07 Customer. The term "Customer" includes all persons, firms or entities that are purchasers or end-users of services or products offered, provided, developed, designed, sold, or leased by the Company during the relevant time periods, and all persons, firms or entities which control or which are controlled by the same person, firm or entity which controls such purchase.

III      EMPLOYMENT.

3.01 Employment. Except as otherwise provided in this Agreement, the Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the Term of Employment ("Employment Period") herein specified. During the Employment Period, Executive shall exercise such position and authority and perform such responsibilities as are commensurate with the position and as directed by his supervisor which services shall be performed at such location as the Company may reasonably require.

3.02     Best Efforts and other Employment of Executive.

         a. Executive agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the Company and in compliance with the Company Policy Manual. Said duties shall be rendered at such place or places within or outside the United States as the Company shall in good faith require or as the interest, needs, business, or opportunities of the Company shall require.

         b. Executive shall have the right to make investments in businesses and engage in activities other than those engaged by the Company. Executive shall also have the right to engage in any outside activities and businesses which are not being engaged in by the Company and which shall not otherwise interfere with the performance of his duties hereunder. Executive shall have the right to make investments in the manner and to the extent authorized and set forth in the Non-Competition Section of this Agreement and the Securities' Transaction Policy of the Company (Policy I-37 dated 12-1-97).

3.03 Term of Employment. ("Employment Period"). Executive's regular employment (no Change in Control being presently contemplated) will commence on the Effective Date of this Agreement and will be a for a term of three (3) years ending at 12:00 o'clock midnight December 31, 2004; thereafter, the Term of Employment of executive will be automatically extended for successive terms of one (1) year each commencing January 1, 2005, and on January 1 of each year thereafter, unless Company or Executive gives written notice to the other that employment will not be renewed or continued after the next scheduled expiration date which is not less than one (1) year after the date that the notice of non-renewal was given. All extended employment terms will be considered to be within the Employment Period while Executive is employed with the Company.

3.04 Compensation and Benefits. During the Employment Period the Executive shall receive the following compensation and benefits:

         a. He shall receive an annual base salary which is not less than his annual base salary, with the opportunity for increases, from time to time thereafter, which are in accordance with the Company's regular executive compensation practices ("annual base salary"). Executive's salary will be reviewed at least annually. Executive's initial annual base salary will be $180,000.

         b. He shall not be eligible to participate in the annual bonus, and other incentive compensation plans, which provide opportunities to receive compensation in addition to his annual base salary, which is provided by the Company for Executives with comparable duties. However, he shall be eligible to participate in the Company's annual award of stock options to employees and he may be entitled to an "outstanding achievement" bonus as determined solely at the discretion of the Company's Board of Directors.

         c. To the extent such plans exist immediately prior to the Effective Date of this Agreement, he will be entitled to receive and participate in exempt employee benefits (including, but not limited to, medical, life, health, accident and disability insurance and disability benefits) and perquisite provided by the Company to Executives with comparable duties.

         d. He shall be entitled to reimbursement of reasonable business expenses.

         e. Participation in any other executive incentive stock and benefit plans approved by the Committee provided they are permitted in the jurisdiction of Executive's primary residence.

3.05 Termination without Change In Control. The Company shall have the right to terminate Executive at any time during the Employment Period (including any extended term). Should the Company choose not to renew or extend the employment Period of this Employment Agreement or choose to terminate the Executive, during or at the end of the Employment Period, or in the event of death or disability of the Executive, if the termination is not after a Change in Control and is not for cause, the Company shall, within thirty (30) days following such termination, pay and provide to the Executive (or his Executor, Administrator or Estate in the event of death, as soon as reasonably practical):

         a. An amount equal to one (1) full year of his base salary (including the amount allocated to the covenant not to compete), which base salary is here defined as twelve (12) times the then current monthly salary in effect for the Executive and all other benefits due him based upon the salary in effect on the Date of Termination (but not less than the highest annual base salary paid to the Executive during any of the three (3) years immediately preceding his Date of Termination). There shall be deducted only such amounts as may be required by law to be withheld for taxes and other applicable deductions.

         b. The Company shall make available to Executive and his immediate family (as defined in the Company Plan) for a period of one (1) full year following the date of Termination, life, health, accident and disability insurance, (under COBRA) which are not less than the highest benefits furnished to the Executive and his immediate family (as defined in the Company Plan) during the term of this Agreement.

         c. The Company shall pay, distribute and otherwise provide to the Executive the amount and value of his entire plan account and interest under any employee benefit plan, investment plan or stock ownership plan, if any exists on the Date of Termination, and all employer contributions made or payable to any such plan for his account prior to the end of the month in which Termination occurs shall be deemed vested and payable to him. Such payment or distribution shall be in accordance with the elections made by the Executive in respect of distributions in accordance with the plan as if the Executive's employment in the Company terminated at the end of the month in which Termination occurs.

         d. All stock options and awards to which the Executive is entitled will immediately vest and the time for exercising any option will be as specified in the plan as if the Executive were still employed by the Company; provided however, if the immediate vesting of all benefits under the plan is not permitted by the plan, then the benefits will be vested only to the extent authorized or permitted by the plan.

         e. All life, health, hospitalization, medical and accident benefits available to Executive's spouse and dependents (as defined in the Company Plan) shall continue (under COBRA) for the same term as the Executive's benefits or and if the Executive dies, all benefits will be provided for a term of one (1) year (or two (2) years after a change in Control) after the date of death of the Executive to such spouse and dependents (as defined in the Company Plan).


         f. The Company's obligation under this section to continue to pay or provide health care, life, accident and disability insurance to the Executive, the Executive's spouse and Executive's dependents (as defined in the Company plan), during the remainder of the Employment Period shall be reduced when and to the extent of any such benefits are paid or provided to the Executive by another employer or another plan.

         g. The Company shall deduct applicable withholding taxes in performing its obligation under this Section.

         Nothing in this Section is intended, nor shall be deemed or interpreted, to be an amendment to any compensation, benefit or other plan to the Company. To the extent the Company's performance under this Section includes the performance of the Company's obligations to the Executive under any other plan or under another agreement between the Company and the Executive, the rights of the Executive under such other plan or other agreements, which are discharged under this Agreement, are discharged, surrendered, or released pro tanto.

IV       CHANGE IN CONTROL

4.01 Extension of Employment Period. Upon any Change in Control the Employment Period shall be immediately and without further action extended for a term of two (2) years following the Effective Date of the Change in Control and will expire at 12:00 o'clock midnight on the last day of the month following two (2) years after the Change in Control. Thereafter, the employment period will be extended for successive terms of one (1) year each, unless terminated, all in the manner specified in the Term of Employment Section pertaining to regular employment.

4.02 Change in Control Termination Payments and Benefits. In the event the Executive is terminated within two (2) years following a Change in Control, the Executive will receive the payments and benefits specified in the "Termination without Change in Control" Section in the same time and manner therein specified except as amended and modified hereby:

         a. The salary and benefits specified in Section 3.05a. Will be paid based upon a multiple of two (2) years (instead of one (1) year).

         b.    Life, health, accident and disability insurance specified in section 3.05b. Will be provided until (i) Executive becomes re-employed or receives similar benefits from a different source or (ii) the duration of his COBRA entitlement, whichever is earlier.

         c.    All other rights and benefits specified in section 3.05.

4.03 Voluntary Resignation upon Change in Control. If the Executive voluntarily resigns his employment within six (6) months after a Change in Control (whether or not Company may be alleging the right to terminate employment for cause), he will receive the same payments, compensation and benefits as if he had been terminated on the date of resignation after Change in Control.

V.       NON-COMPETITION AND CONFIDENTIALITY

5.01 Consideration. The base salary awarded to the Executive and to be paid to the Executive in the future includes consideration for the Non-Competition and Confidentiality agreement set forth herein and the amount to be paid to Executive in the event of the termination of employment of Executive, voluntarily, involuntarily, or under a Change of Control, under Section 3.05 a. and 4.02a. Hereof constitute payment, in part, for the Non-Competition and Confidentiality of the Executive. It is contracted, stipulated and agreed that fifteen percent (15%) of such amount paid and to be paid to the Executive shall constitute the consideration

5.02 Non-Competition. Executive acknowledges that his employment with the company has in the past and will, of necessity, provide him with specialized knowledge, which if used in competition with the Company could cause serious harm to the Company. Accordingly, the Executive agrees that during his employment with the company and for a period of one (1) year after he is no longer employed by the Company (unless his employment is terminated after a Change in Control, in which event there will be no covenant not to compete and the provisions of the covenant not to compete herein contained will terminate on the date of termination of Executive). Executive will not, directly or indirectly, either as an individual, proprietor, stockholder {other than as a holder of up to one percent (1%) of the outstanding shares of a corporation whose shares are listed on a stock exchange or traded in accordance with the automated quotation system of the National Association of Securities Dealers}, partner, officer, employee or otherwise:

         a. work for, become an employee of, invest in, provide consulting services or in any way engage in any business which provides, produces, leases or sells products or services of the same or similar type provided, produced, leased or sold by the Company, within one (1) year preceding the Executive's termination of employment, in any area where the Company provided, produced, leased or sold such products or services at any time during the one (1) year preceding such termination of employment; or

         b. provide, sell, offer to sell, lease, offer to lease, or solicit any orders for any products or services which the Company provided within one (1) year preceding Executive's termination of employment, to or from any person, firm or entity which was a customer for such products or services of the Company during the one (1) year preceding such termination from whom the Company had solicited business during such one (1) year; or

         c. solicit, aid, counsel or encourage any officer, director, employee or other individual to (i) leave his or her employment or position with the Company or (ii) compete with the business of the Company, or (iii) violate the terms of any employment, non-competition or similar agreement with the Company; or

         d. employ, directly or indirectly; permit the employment of; contract for services or work to be performed by; or otherwise use, utilize or benefit from the services of any officer, director, employee or any other individual holding a position with the Company within two (2) years after the Date of Termination of employment of Executive with the Company or within two (2) years after such officer, director, employee or individual terminated employment with the Company, whichever occurs earlier.

5.03 Confidentiality. Executive acknowledges that his employment with the Company has in the past and will, of necessity, provide him with specialized knowledge, which, if used in competition with the Company, or divulged to others, could cause serious harm to the Company. Accordingly, executive will not at any time during or after his employment by the Company, directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matter affecting or relating to the Company or the business of the Company. While engaged as an employee of the Company, Executive may only use information concerning any matters affecting or relating to the Company or the business of the company for a purpose which is necessary to the carrying out of the Executive's duties as an employee of the company, and Executive may not make use of any information of the Company after he is no longer an employee of the company. Executive agrees to the foregoing without regard to whether all of the foregoing matters will be deemed confidential, material or important, it being stipulated by the parties that all information, whether written or otherwise regarding the Company's business, including, but not limited to, information regarding customers, customer lists, costs, prices, earnings, products, services, formulae, compositions, machines, equipment, apparatus, systems, manufacturing procedures, operations, potential acquisitions, new location plans, prospective and executed contracts and other business arrangements, and sources of supply, is prima facie presumed to be important, material and confidential information of the Company for the purposes of this Agreement, except to the extent that such information may be otherwise lawfully and readily available to the general public. Executive further agrees that he will, upon termination of his employment with the Company, return to the Company all books, records, lists and other written, typed or printed materials, whether furnished by the Company or prepared by Executive, which contain any information relating to the Company's business, and Executive agrees that he will neither make nor retain any copies of such materials after termination of employment.

5.04 Geographical Area. The geographical area within which the non-competition covenants of this Agreement shall apply is any country where there is located: (i) any of the Company's present offices, (ii) any of the Company's present rig yards or rig operations, any well servicing operations, and (iii) any additional location where the Company, as of the date of any action taken in violation of the non-competition covenants of this Agreement, has an office, a rig yard, rig operation, well servicing operations or definitive plans to locate an office, such a facility or has recently conducted such operations.

5.05 Company Remedies for Violation of Non-Competition or Confidentiality Agreement. Without limiting the right of the Company to pursue all other legal and equitable rights available to it for violation of any of the covenants made by Executive herein, it is agreed that:

         a. the skills, experience and contacts of Executive are of a special, unique, unusual and extraordinary character which give them a peculiar value;

         b. the restrictions agreed to by Executive as to time and area contained in this agreement are reasonable; and

         c. the injury suffered by the Company by a violation of any covenant in this Agreement resulting from loss of profits created by the competitive use of such skills, experience and contacts and otherwise will be difficult to calculate in damages in an action at law and cannot fully compensate the Company for any violation of any covenant in this Agreement. Accordingly:

               (1) the Company shall be entitled to injunctive relief to prevent violations thereof and to prevent Executive from rendering any services to any person, firm or entity in breach of such covenant and to prevent Executive from divulging any confidential information; and

               (2) compliance with this Agreement is a condition precedent to the Company's obligation to make payments of any nature to Executive.

5.06 Termination of Benefits for Violation of Non-Competition and Confidentiality. If Executive's termination was not after a Change in Control and if Executive shall be violating the Confidentiality and/or Non-Competition Agreement or any agreement he may have signed as an employee of the Company, Executive agrees that if after receipt of written notice he shall continue such action, that there shall be no obligation on the part of the Company to provide any payments or benefits (other than payments or benefits already earned or accrued) described in the Termination of Rights and Benefits Section hereof, subject to the provisions of Section 6.01 hereof. There will be no withholding of benefits or payments if the termination occurred after a Change in Control and Executive will not be bound by the non-competition provisions if terminated while the Change in Control provisions hereof are applicable.


VI.      GENERAL.

6.01 Enforcement Costs. The Company is aware that upon the occurrence of a Change in Control, or under other circumstances even when a Change in Control has not occurred, the Board of Directors or a shareholder of the Company may cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny Executive the benefits intended under this Agreement; or actions may be taken to enforce the non-competition or confidentiality provisions of this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of his rights under this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such costs. Accordingly, if at any time after the Effective Date of this Agreement, it should appear to Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Agreement for the reason that it regards this Agreement to be void or unenforceable, that Executive has violated the terms of this Agreement, or for any other reason, or that the Company has purported to terminate his employment for cause or is in the course of doing so, or is withholding payments or benefits, or is threatening to withhold payments or benefits, contrary to this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from Executive the benefits provided or intended to be provided to him hereunder, and Executive has acted in good faith to perform his obligations under this Agreement, the

         Company irrevocably authorizes Executive from time to time to retain counsel of his choice at the expense of the Company to represent him in connection with the protection and enforcement of his rights hereunder, including, without limitation, representation in connection with termination of his employment or withholding of benefits or payments contrary to this Agreement or with the initiation or defense of any litigation or any other legal action, whether by or against Executive, or the Company or any Director, Officer, Shareholder or other person affiliated with the Company, in any jurisdiction. Company is not authorized to withhold the periodic payments of attorneys' fees and expenses hereunder based upon any belief or assertion by the Company that Executive has not acted in good faith or has violated this Agreement. If Company subsequently establishes that Executive was not acting in good faith and has violated this Agreement; Executive will be liable to the Company for reimbursement of amounts paid due to Executive's actions not based on good faith and in violation of this Agreement. The reasonable fees and expenses of counsel selected from time to time by Executive as hereinabove provided shall be paid or reimbursed to Executive by the Company, on a regular, periodic basis within thirty (30) days after presentation by Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of One Hundred Fifty Thousand Dollars ($150,000.00).

6.02 Income, Excise or other Tax Liability. Executive will be liable for an will pay all income tax liability by virtue of any payments made to Executive under this Agreement, as if the same were earned and paid in the normal course of business and not the result of a Change in Control.

6.03 Payment of Benefits upon Termination for Cause. If the termination of Executive is for cause and not after a Change in Control, the Company will have the right to withhold all payments (except those specified in Section 6.01); provided however, that if a final judgment is entered finding that cause did not exist for termination, the Company will pay all benefits to Executive to which he would have been entitled had the termination not been for cause, plus interest on all amounts withheld from Executive at the rate specified for judgments under Article 5069-1.05 V.A.T.S. If the termination for cause occurs after a Change in Control, the Company shall not have the right to suspend or withhold payments to Executive under any provision of this Agreement until or unless a final judgment is entered upholding the Company's determination that the termination was for cause, in which event Executive will be liable to the Company for all amounts paid, plus interest at the rate allowed for judgments under Article 5069-1.05 V.A.T.S.

6.04 Exclusive Agreement. The specific arrangements referred to herein are intended to exclude Executive's participation in other Company benefits, viz the Company bonus and incentive plan, available to executive personnel generally. The Board of Directors of the Company may at any time, limit, or further reduce or increase any compensation or benefits to Executive.

6.05 Notices. Notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall either be personally delivered by hand or sent by: (i)

         Registered or Certified Mail, Return Receipt Requested, postage prepaid, properly packaged, addressed and deposited in the United States Postal System; (ii) via facsimile transmission if the receiver acknowledges receipt; or (iii) via Federal Express or other expedited delivery service provided that acknowledgment of receipt is received and retained by the deliverer and furnished to the sender, if to Executive, at the last address he has filed, in writing, with the Company, or if to the Company, to its Corporate Secretary at is principal executive offices.

6.06 Non-Alienation. Executive shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts provided under this Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof. Upon the death of Executive, his Executors, Administrators, Devisees and Heirs, in that order, shall have the right to enforce the provisions hereof.

6.07 Entire Agreement: Amendment. This Agreement constitutes the entire agreement of the parties with respect of the subject matter hereof. No provision of this Agreement may be amended, waived, or discharged except by the mutual written agreement of the parties. The consent of any other person(s) to any such amendment, waiver or discharge shall not be required.

6.08 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, by operation of law or otherwise, including, without limitation, any corporation or other entity or persons which shall succeed (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company will require any successor, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of Executive and his legal representatives, heirs and assigns, provided however, that in the event of Executive's death prior to payment or distribution of all amounts, distributions and benefits due him hereunder, each such unpaid amount and distribution shall be paid in accordance with this Agreement to the person or persons designated by Executive to the Company to receive such payment or distribution and in the event Executive has made no applicable designation, to his Estate. If the Company should split, divide or otherwise become more than one entity, all liability and obligations of the Company shall be the joint and several liability and obligation of all of the parts.

6.09 Governing Law. Except to the extent required to be governed by the laws of the State and Country of incorporation, the validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of Texas.

6.10 Venue. Venue for all proceedings hereunder will be in the U.S. District Court for the Southern District of Texas, Houston Division. Executive hereby waives his right to request a jury.

6.11 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

6.12 Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be binding upon the parties hereto and the Agreement will be construed to give meaning to the remaining provisions of this agreement in accordance with the intent of this Agreement.

6.13 Partial Invalidity. In the event that any part, portion or Section of this Agreement is found to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be binding upon the parties hereto and the Agreement will be construed to give meaning to the remaining provisions of this Agreement in accordance with the intent of this Agreement.

6.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be original, but all of which together constitute one and the same instrument.

         IN WITNESS WHEREOF, Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors and the Compensation Committee, the Company has caused these presents to be executed in its name and on its behalf, and attested by its Secretary, all as of the day and year first above written.

         EXECUTED in multiple originals and/or counterparts as of the Effective Date.



                                              /s/  JORGE E. ESTRADA M.
                                              ----------------------------------
                                              JORGE E. ESTRADA M.


                                              PRIDE INTERNATIONAL, INC.

                                              By: /s/    PAUL A. BRAGG
                                                  ------------------------------
                                                  PAUL A. BRAGG
                                                  President & CEO


ATTEST

By: /s/ ROBERT W. RANDALL
    -----------------------------------
    ROBERT W. RANDALL
    Secretary